CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stock Option Plan of Congoleum Corporation of our report dated February 21, 1997, with respect to the 1996 financial statements of Congoleum Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and our report on the financial statement schedule included in our consent dated March 14, 1997, included therin, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
---------------------
Philadelphia, Pennsylvania
August 29, 1997

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